UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2007

ARTISTdirect, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30063	95-4760230
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

1601 Cloverfield Boulevard, Suite 400 South
Santa Monica, California (Address of principal executive offices)	90404-4082 (Zip Code)

(310) 956-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.        Entry into a Material Definitive Agreement.

On June 25, 2007, ARTISTdirect, Inc. (the “Registrant”) entered into Amendment No. 1 (the “Amendment”) to the Forbearance and Consent Agreement dated April 17, 2007 between the Registrant, U.S. Bank National Association, as Collateral Agent, JMB Capital Partners, L.P., JMG Capital Partners, L.P., JMG Triton Offshore Fund, Ltd., and CCM Master Qualified Fund, Ltd. (the “Agreement”) previously disclosed in a Current Report on Form 8-K filed by the Registrant on April 20, 2007.  Under the terms of the Amendment, the Forbearance Period (a defined term in the Agreement) was extended through July 31, 2007 in exchange for the payment by the Registrant of $125,000.  The amount of such payment will be credited against the registration delay cash penalties or any other amounts ultimately determined to be due to the senior lenders, as discussed in the Current Report on Form 8-K filed by the Registrant on April 20, 2007.

Item 9.01.        Financial Statements and Exhibits.

(d) Exhibits:

A list of exhibits required to be filed as part of this Current Report on Form 8-K is set forth under the “Index to Exhibits”, which is set forth below and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ARTISTdirect, Inc. (Registrant)

Date: June 28, 2007	By:	/s/ ROBERT N. WEINGARTEN

	Name:	Robert N. Weingarten
	Title:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Title

4.1

Amendment No. 1 dated June 25, 2007 to the Forbearance and Consent Agreement dated as of April 17, 2007 by and among the Registrant, U.S. Bank National Association, as Collateral Agent, JMB Capital Partners, L.P., JMG Capital Partners, L.P., JMG Triton Offshore Fund, Ltd., and CCM Master Qualified Fund, Ltd.